UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2016

BANCORP OF NEW JERSEY, INC.

(Exact name of registrant as specified in its charter)

NEW JERSEY	001-34089	20-8444387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1365 Palisade Ave, Fort Lee, New Jersey  07024

(Address of principal executive offices) (Zip code)

(201) 944-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2016, Michael Lesler resigned his position as director, chief executive officer and president of Bancorp of New Jersey, Inc. (the “Company”) and Bank of New Jersey (the “Bank”), effective March 18, 2016.  In his position, Mr. Lesler has served as the company’s principal executive officer and principal operating officer.

Following the effective date of Mr. Lesler’s resignation, Gerald A. Calabrese, Jr., Chairman of the Board of Bancorp of New Jersey, Inc. and Bank of New Jersey, will serve as interim chief executive officer and president, while the board of directors conducts a search for Mr. Lesler’s successor.  Compensation arrangements for Mr. Calabrese’s service as an interim officer have not yet been determined.  Prior to his appointment as an interim officer, Mr. Calabrese has received compensation for his service as a non-employee director in accordance with the Company’s director compensation policy.

Mr. Calabrese, age 65, has been a director of the Company and the Bank since 2007 and has been Chairman of the Board since January, 2014.  He is also President of Century 21, Calabrese Realty.  Prior to joining the boards of directors of Bancorp of New Jersey, Inc. and Bank of New Jersey, Mr. Calabrese served as a director of Interchange Financial Services Corporation between 2003 and 2007, and as a director of Bridge View Bancorp from 1989 until its sale to Interchange Financial in 2003.  He has served as an Executive Committee member and as a Loan Committee member for Bank of New Jersey since his appointment.  Mr. Calabrese is a member of various local and civic organizations with the Bergen County community.  Mr. Calabrese’s experience as a businessman, his knowledge of the New Jersey real estate market, his commitment to the local community, and his past experience as a director of two financial institutions led to the independent directors’ conclusion that he should serve as a member of the Company’s board of directors.

In April, 2011, the Bank entered into a lease agreement with a limited liability company managed and wholly owned by Mr. Calabrese.  The lease is for the Bank branch located at 354 Palisade Avenue, Cliffside Park, New Jersey, and term commenced January 2012.  The lease is for an initial term of five years at a base rent of $13,333 per month, or $799,980 in the aggregate, plus real estate taxes and common area maintenance.  During 2015, the total amount paid in rent to this entity was approximately $160,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.

Date: March 4, 2016	By:	Matthew Levinson
Matthew Levinson
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)